                                                               Exhibit 10.54

                  PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED
                 (DESIGNATED BY AN ASTERIX (*) AND WHITE SPACE)
                         AND FILED SEPARATELY WITH THE
            SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST
                        FOR CONFIDENTIAL TREATMENT FILED
                       JANUARY 31, 1995; FILE NO. 0-15609




                             SEC CONFIDENTIAL DRAFT



                        DEVELOPMENT AND LICENSE AGREEMENT
                                     BETWEEN


                                JAPAN TOBACCO INC.


                                       AND


                            AGOURON PHARMACEUTICALS, INC.


                                 DECEMBER 1, 1994

                              INDEX TO ARTICLES

                                                                     Page No.

     BACKGROUND

     ARTICLE I                 Definitions
          Section 1.01         Affiliate
          Section 1.02         Agouron Exclusive Territories
          Section 1.03         *
          Section 1.04         *
          Section 1.05         *
          Section 1.06         Combination Product
          Section 1.07         Compound
          Section 1.08         Control or Controlled
          Section 1.09         Development Program
          Section 1.10         *
          Section 1.11         *
          Section 1.12         Dossier
          Section 1.13         Effective Date
          Section 1.14         Global Joint Development Committee
          Section 1.15         Global Joint Marketing Committee
          Section 1.16         Japan
          Section 1.17         Joint Venture
          Section 1.18         *
          Section 1.19         *
          Section 1.20         *
          Section 1.21         *
          Section 1.22         Major Market Countries
          Section 1.23         Marketing Company
          Section 1.24         Net Sales
          Section 1.25         Patent Rights
          Section 1.26         Product
          Section 1.27         "Profit(s)     .
          Section 1.28         Registration
          Section 1.29         *

          Section 1.30         *

          Section 1.31         *

          Section 1.32         *

          Section 1.33         Territory
          Section 1.34         Trademark(s)
          Section 1.35         United States

     ARTICLE II                Commercial Rights
          Section 2.01         License Grants
          Section 2.02         Diligent Efforts to Market
          Section 2.03         Discontinuance of the Development Program

                                INDEX TO ARTICLES
                                     Continued
                                                                     Page No.

     ARTICLE III              Sharing and Protection of Intellectual Property
          Section 3.01        Patents
          Section 3.02        Infringement of Patents of Third Parties
          Section 3.03        Trademarks
          Section 3.04        Information Exchange
          Section 3.05        Confidentiality
          Section 3.06        Publication

     ARTICLE IV               Management Structure of Collaboration
          Section 4.01        Management Committees
          Section 4.02        Development and Registration
          Section 4.03        Marketing
          Section 4.04        Supply of Compound and Product

     ARTICLE V Payments, Development Costs; Premarketing Expenses and Profit Sharing
          Section 5.01        Payments
          Section 5.02        Development Costs
          Section 5.03        Premarketing Expenses
          Section 5.04        Profit
          Section 5.05        General Licensing Terms

     ARTICLE VI               Research Program
          Section 6.01        Scope and Conduct of Research Program

     ARTICLE VII              Term and Termination
          Section 7.01        Termination for Breach
          Section 7.02        Termination by Mutual Agreement
          Section 7.03        Termination Upon Bankruptcy
          Section 7.04        Disposition of Inventory
          Section 7.05        Effect of Termination

     ARTICLE VIII Warranties, Covenants; Indemnities; Dispute Resolution; Governmental Approvals; Export Controls
          Section 8.01        Warranties, Covenants
          Section 8.02        Indemnities; Insurance
          Section 8.03        Dispute Resolution
          Section 8.04        Government Approvals
          Section 8.05        Export Controls

     ARTICLE IX               Disclosure of Agreement
          Section 9.01        Disclosure of Agreement

                           INDEX TO ARTICLES
                              Continued
                                                                     Page No.

     ARTICLE X                 General Provisions
          Section 10.01        No Implied Licenses
          Section 10.02        No Waiver
          Section 10.03        Severability; Ambiguities
          Section 10.04        Government Acts
          Section 10.05        Notification of Authorities
          Section 10.06        No Agency
          Section 10.07        Captions; Number; Official Language
          Section 10.08        Force Majeure
          Section 10.09        Amendment
          Section 10.10        Applicable Law
          Section 10.11        Notices
          Section 10.12        Succession

                                  APPENDICES

          SCHEDULE 1     *

          SCHEDULE 2     *

          SCHEDULE 3     *

          SCHEDULE 4     *

          EXHIBIT 1      *

          EXHIBIT 2A     Estimate Budget *


          EXHIBIT 2B     Estimated Budget *


          EXHIBIT 3      *

          ATTACHMENT 1   *

          ATTACHMENT 2   *

          ATTACHMENT 3   *                Specifications

          ATTACHMENT 4   *           Terms/Definitions

          ATTACHMENT 5   *                              Procedures

          ATTACHMENT 6   *
                         Procedures

          ATTACHMENT 7   *                   Terms and Conditions

     This Development and License Agreement ("Agreement"), dated for reference purposes only this 1st day of December 1994, by and between Agouron Pharmaceuticals, Inc. ("Agouron"), a California corporation with offices at 10350 North Torrey Pines Road, La Jolla, California, United States of America and Japan Tobacco Inc. ("JT"), a Japanese corporation with offices at 12-62, Higashi-Shinagawa 4 chome, Shinagawa-ku, Tokyo 140, Japan. Agouron and JT are sometimes hereinafter referred to as a party (collectively "parties") to this Agreement.

                                BACKGROUND

     Agouron and JT are interested in collaborating in the development and commercialization of the chemical compound known as AG1343. When the AG1343 collaboration has commenced Stage 3 as described below and JT has made the provided for $24 million milestone payment to Agouron, *



     NOW THEREFORE, in consideration of the premises and mutual covenants and exchange of other considerations set forth herein, the parties agree as follows:

                                ARTICLE I
                               Definitions

     When used in this Agreement, each of the following terms shall have the meaning set out in this Article I. All references to Articles, Attachments, Sections, Schedules, Exhibits and Appendices shall refer to the Articles, Attachments, Sections, Schedules, Exhibits and Appendices of this Agreement, all of which are incorporated herein by reference.

     Section 1.01 "Affiliate" means any person, organization or entity which is, directly or indirectly, controlling, controlled by, or under common control with JT or Agouron, as the case may be. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such person, organization or entity, whether through the ownership of voting securities or by contract or court order or otherwise. The ownership of voting securities of a person, organization or entity shall not, in and of itself, constitute "control" for purposes of this definition, unless said ownership is of a majority of the outstanding securities entitled to vote of such a person, organization or entity. Notwithstanding the preceding, the government of Japan shall not be considered to be an Affiliate of JT.

     Section 1.02 "Agouron Exclusive Territories" means the United States of America, Canada, and Mexico.

     Section 1.03      *                    means (i) the patents and the
patent applications *                         that are referred to in *

                      (ii) all patents arising from said applications and all patents and patent applications based upon or claiming *
                      or (iii) *

     Section 1.04      *                  means any know-how, trade secret,
experimental data, formula, expert opinion, experimental procedure and other confidential and/or proprietary information specifically concerning the *





     Section 1.05     *             means all of the countries of *
                 and the *       countries listed in *


     Section 1.06 "Combination Product" means any pharmaceutical product in any dosage form which contains, in addition to *


     Section 1.07 "Compound" means the chemical compound known as AG1343, whose chemical name is as follows:

     [3S-(3R*, 4aR*, 8aR*, 2'S*, 3'S*)]-2-[2'-hydroxy-3'-phenylthiomethyl-
     4'-aza-5'-oxo-5'-(2''-methyl-3''-hydroxyphenyl)pentyl]-
     decahydroisoquinoline-3-N-t-butyl carboxamide methanesulfonic acid salt and whose chemical structure is as follows:

     [CHEMICAL STRUCTURE WOULD NOT CONVERT TO ASCII -- SEE CHEMICAL
         NAME ABOVE FOR A DESCRIPTION OF THE CHEMICAL STRUCTURE]

     Section 1.08     "Control" or "Controlled".means *
                                   without violating the terms of any
agreement with, or arrangement with, or the rights of any third party.

     Section 1.09 "Development Program".means all normal and customary activities necessary for the timely development of *
     including but not limited to *






     Section 1.10     *                               are limited to those
*
           made in the *


          (a)     being contained in *
                    and

          (b)     *








     Section 1.11     *                              means any know-how,
trade secret, experimental data, formula, expert opinion, experimental procedure and other confidential and/or proprietary information specifically concerning the *


                      which is necessary either (i) for *
                       or (ii) for *


     Section 1.12 "Dossier" means the document which is filed with and approved by a government or health authority for purposes of Registration, for example, a New Drug Application or a Marketing Authorization Application.

     Section 1.13     "Effective Date" means *

     Section 1.14 "Global Joint Development Committee" has the meaning assigned in Section 4.01(b)(i).

     Section 1.15 "Global Joint Marketing Committee" has the meaning assigned in Section 4.01(b)(ii).

     Section 1.16 "Japan" means Japan, its territories, possessions and protectorates.

     Section 1.17 "Joint Venture" means the joint venture to be formed by the parties pursuant to the terms of Section 2.01 of this Agreement.

     Section 1.18 "Joint Venture Exclusive Territories" means all countries of the world, except those countries comprising the Agouron Exclusive Territories and the JT Exclusive Territories.

     Section 1.19 "JT Exclusive Territories" means Japan and the other countries of Asia listed in *

     Section 1.20     *               means any know-how, trade secret,
experimental data, formula, expert opinion, experimental procedure and other confidential and/or proprietary information specifically concerning the *
                                     which was developed or acquired by
or on behalf of *
which is necessary either *

     Section 1.21     *


     Section 1.22     "Major Market Countries" means the countries listed in
Schedule 3 attached to this Agreement.

     Section 1.23 "Marketing Company" means the company marketing the Product in a specific country.

     Section 1.24 "Net Sales" means the gross invoiced sales prices of Products, whether in active ingredient form or finished product form, realized by either party, their Affiliates and sublicensees from sales to non-Affiliated third party purchasers, less, to the extent such amounts are included in the invoiced sales price, taxes, shipping costs (including freight and insurance), and duties and other governmental charges paid for and separately identified on the invoice. Additional allowances will be permitted for (i) cash, trade and/or quantity discounts actually allowed;
(ii) amounts repaid or credited by reason of rejection or return of goods;
(iii) volume or formulary discount amounts paid or credited to a wholesaler, purchaser, third party payor or other contractee as a result of a contractual arrangement specific to a Product; (iv) rebates paid or credited to any government or agency (or branch thereof) or to any third party payor, administrator or contractee; and (v) discounts mandated by, or granted in response to applicable state, provincial or federal law, wholesaler chargebacks or retroactive price reductions. Net Sales shall not be reduced for any reserves or allowances for bad debts. A sale of a Product is deemed to occur upon the earliest of invoicing or transfer of title in the Product to non-Affiliated third party purchasers.

     Section 1.25     "Patent Rights" means *


     Section 1.26     *               any pharmaceutical product in an *
      or in a *                  which contains the *
       provided that such *
including, without limitation, *

     Section 1.27 "Profit(s)" shall have the meaning which will be set forth in Attachment 4.

     Section 1.28 "Registration" means the official approval by the government or health authority in each country of the Territory which is required for a Product to be offered for sale in the country concerned, including such authorizations as may be required for the production, importation, pricing and sale of such Product.

     Section 1.29     *
has the meaning described in *         The beginning date of *

     Section 1.30     *
has the meaning described in *         The beginning date of *            is
the date described in *

     Section 1.31     *
has the meaning described in *         The beginning date of *        is the
date described in  *

     Section 1.32     *
has the meaning described in *         The beginning date of *         is the
date described in  *

     Section 1.33     "Territory" means the world.

     Section 1.34 "Trademark(s)" means any trademark selected and owned by a party and registered by such party, its Affiliate(s) and sublicensee(s) in the Territory for use in connection with the marketing of Products.

     Section 1.35 "United States" means the United States of America, its territories, possessions and protectorates.

                                 ARTICLE II
                              Commercial Rights

     Section 2.01 License Grants. To implement the commercialization of the Compound and/or Products arising out of the Development Program, the parties, as provided below in this Article II, will license the Compound and/or Products arising out of the Development Program to *





          (a) Subject to the provisions of Sections 2.01(d) and 2.01(e), JT shall have the exclusive right (with right of sublicense) to use, offer for sale, sell and import in or into the JT Exclusive Territories *



          (b) Subject to the provisions of Sections 2.01(d) and 2.01(e), Agouron shall have the exclusive right (with right of sublicense) to use, offer for sale, sell and import in or into the Agouron Exclusive Territories
*


          (c) The Joint Venture shall have the exclusive right (with right of sublicense) to use, offer for sale, sell and import in or into the Joint Venture Exclusive Territories *




          (d) Each party and the Joint Venture shall have the non-exclusive right (with right of sublicense) to make and/or have made anywhere in the *


                                          so as to permit the use, offer
for sale, sale and import by each party and/or the Joint Venture of the *


          (e)     A party wishing to sublicense the *
                                                        shall give
the other party notice of its intent to sublicense * by providing the other party with a summary of the proposed license terms and the name of the proposed sublicensee(s). If prior to the expiration of *
                             the other party does not elect to enter into
a sublicense for *
                             the notifying party, *
                                                 shall have the right
to enter into a sublicense *
on terms which are substantially similar to those stated in the summary of the proposed license terms. If a sublicense agreement with a proposed sublicensee(s) on terms which are substantially similar to those stated in the summary of the proposed license terms is not entered into *

then the party wishing to sublicense  the *                          must
again comply with all of the terms of this Section, including the giving of a new sublicense notice and the expiration of a *

          (f)     Notwithstanding the terms of *             each party shall
have a paid-up, royalty-free  non-exclusive   right   to  use *
                                             in the Territory.

          (g) Except as otherwise provided in this Agreement, each party shall have a perpetual paid-up, royalty-free non-exclusive right (with right of sublicense) *
                                                 in the Territory.

          (h)     If a party or the Joint Venture wishes to receive a *




then the parties and/or the Joint Venture shall enter into good faith
negotiations with regard to the terms of *                If a party or the
Joint Venture wishes to receive *



                                   then the parties and/or the Joint
Venture shall discuss the terms of *

          (i)     *




                                                    The development
and commercialization terms of the *                         will be
substantially similar to those contained in this Agreement; provided however
that the *                 described in Sections *

after the end of *                         will be funded by the parties
as provided elsewhere in this Agreement.  *


          (j) Notwithstanding anything to the contrary contained in this Agreement, each of the parties agrees not to sell the Compound and/or Products for other than human pharmaceutical uses without the written agreement of the other party.

          (k) Each party hereby grants to the other party, its Affiliates and sublicensees, and the Joint Venture a non-exclusive right to use the granting party's *

Notwithstanding the preceding: *




                                              each party hereby grants
to the Joint  Venture  and  its  sublicensees  the *



     Section 2.02 Diligent Efforts to Market. The parties agree that the party having the exclusive license on a Product in a country shall begin commercial sales of at least one Product arising out of the Development Program in the country no later than one (1) year after the Registration and, if appropriate, final pricing approval is obtained for such sales in such country, provided that such period shall be extended for as long as diligent efforts to begin commercial sales continue. Such party agrees to use diligent efforts to market which are comparable to efforts it uses with other products of similar status. For purposes of this Section 2.02, commercialization efforts undertaken by a party's Affiliates and sublicensees shall be attributed to the party. If after sixty (60) days written notice of a failure to begin commercial sales for at least one such Product in a country in a timely manner, the party having the exclusive license on the Product in the country fails to fulfill its obligation under this Section
2.02 and, notwithstanding anything to the contrary contained in Sections 2.01(a) or 2.01(b), the other party shall have the right, as the sole and exclusive remedy for such failure, to elect to have the license granted to the party having the exclusive license on the Product in such country under the terms of Sections 2.01(a) or 2.01(b) canceled and converted to a license to the Joint Venture pursuant to the terms of Section 2.01(c). The Joint Venture under such license shall have the exclusive right (with right of sublicense) to use, offer for sale, sell and import in or into such country the Product under applicable Agouron Patent Rights and Development Program Patent Rights and using applicable Agouron Technology, JT Technology and Development Program Technology; for purposes of this license any use, offer for sale, sale and import of the Product in such country will be deemed to have occurred in or into Joint Venture Exclusive Territories. No additional consideration shall be due because of the exercise of such election.

     Section 2.03     Discontinuance of the Development Program.  *




                    In the event of the discontinuation of the * pursuant to the terms of *

     *      Additionally, in such event, *                     shall not
have any right to receive *
                           shall be deemed to have made a timely election
to discontinue the *

                              ARTICLE III
              Sharing and Protection of Intellectual Property

     Section 3.01     Patents.

          (a) As long as any of the parties have * parties, unless they agree otherwise, agree to prepare, file, prosecute and maintain patent applications and patents containing *


               (i) The parties agree to jointly determine the most appropriate manner to file the patents to protect the commercial interests of the parties in the *





               (ii) Notwithstanding the preceding, JT and Agouron shall each be entitled to *

                         provided, however, that a party not otherwise *





          (b)     The parties agree that while *









          (c) Prior to filing any patent application, the filing party will provide the other party with *
           The filing party will also provide the non-filing party with a *
                                                            It is
the intent of the parties that any patent issuing to the parties hereunder shall be of the *



          (d) Each of the parties will require its respective employees to (i) assign all of their rights and ownership in *

          and (ii) to assist (without further compensation (except for reimbursement for reasonable and necessary expenses)) a requesting party in preparing and prosecuting the application for patents throughout the *

          (e)     Unless the parties agree otherwise, *

                                                              The
parties shall jointly determine the most appropriate manner to prepare, file, prosecute and maintain *
                  Each party, as an undivided joint owner of such compound, shall have the *


          (f) Each party shall promptly notify the other of its knowledge of any potential infringement of the Patent Rights by a third party. The parties agree to cooperate in taking commercially reasonable legal actions to protect the commercial interests of the parties in the *
                     against infringement by third parties in all countries.
If  within *            following receipt of written notice requesting a
party to join in an action to protect against such infringement by third parties, a party fails to participate in such commercially reasonable action by the other party to halt an alleged infringement, the other party shall, *
                                          If both parties wish to
participate in taking action to protect the commercial interests of the parties in the *

                                                        Each party
agrees to render such reasonable assistance as the prosecuting party may request. If the parties are unable to agree whether it is commercially reasonable to pursue a third party infringer or other issue concerning the action, then *




     Section 3.02 Infringement of Patents of Third Parties. Each party shall use its diligent efforts to avoid infringement of patents of any third party in discovering, developing, manufacturing and commercializing the Compound or Products. However, neither party shall be liable to the other party if the Compound, intermediates thereof or Products infringe any patent of any third party. If either party becomes aware of any claim or suit by any third party for infringement of a patent of such third party in connection with the discovery, development, manufacture, use or sale of the Compound or Products by a party hereto, such party shall notify the other party in writing of such claim or suit within thirty (30) days thereafter. Each party agrees to render such reasonable assistance as the other party may request in defending any such claim or suit. The parties shall mutually agree to any settlement of any infringement claim or action that would require the payment of any royalty to a third party, except that if the parties cannot promptly reach agreement they shall appoint an independent patent counsel to give an opinion, which will be binding on the parties, as to whether the third party patent is valid and, if so, whether it is infringed. If the opinion is that the patent is valid and infringed, the developing/marketing party, after consultation with the other party, may settle the matter in its sole discretion on such terms as it deems appropriate. If both parties are participating in the development or marketing, the parties shall mutually agree to any settlement of any infringement claim or action that would require the payment of any royalty to a third party; if the parties are unable to mutually agree on the settlement, then the issue shall be decided by binding arbitration in accordance with the provisions of Section 8.03 hereof. Unless the parties agree otherwise, the costs of defending or settling any such claim or action in the Joint Venture Exclusive Territories shall be borne by the Joint Venture; costs of defending or settling any such claim or action in the JT and Agouron Exclusive Territories shall be a deductible expense when calculating Profits.

     Section 3.03 Trademarks. Either party, its Affiliates and sublicensees, if any, shall be free to use and to register in any
trademark office  in  the *          any Trademark for use *

                     Notwithstanding the preceding, it is the intent of the parties that a single Trademark be identified and developed for use in
marketing  a *                  wherever possible throughout the *
The parties agree to *

                                                               and
to cooperate with each other in reasonable efforts to protect the rights of the parties in a Trademark, including notification of any infringement which may come to a party's attention and the proper execution and filing of appropriate registered user documents. *





     Section 3.04     Information Exchange.

          (a) Upon execution of this Agreement, and thereafter on an ongoing basis *



                                        each party shall provide *

Notwithstanding the foregoing, neither party shall be obligated to disclose to the other any information that it is prohibited from disclosing to the other, either by reason of a contract with a third party or by law. In the event of such a restriction, the parties shall cooperate and take such legally permissible action as may be reasonable to permit such disclosure to be made.

          (b)     Each of the parties  shall *            prepare a list
which reflects, to the best of its knowledge, the current status of any *

        which list shall be submitted to the other party *

                                          The parties, if they so
elect, may mutually prepare a joint list to satisfy the preceding obligations.

     Section 3.05 Confidentiality. Except as otherwise expressly specified in this Agreement and except for the proper exercise of any license rights granted or rights reserved under this Agreement, JT and Agouron shall keep in confidence and shall each use its best efforts to cause its respective Affiliates, employees, directors, agents, consultants, outside contractors, clinical investigators and sublicensees, to whom it is permitted to disclose information pursuant to the terms of this Agreement, to retain in
confidence all confidential and proprietary  information  of   the  other
 party,  including *
                                                                and/or the
marketing and business plans of such other party and the Joint Venture, which is disclosed to it hereunder. Without limiting the foregoing, JT and Agouron shall each exercise the same degree of diligence and care with respect to the above-described information as it exercises with respect to its other proprietary information. Each party represents to the other that it maintains policies and procedures designed to prevent the unauthorized disclosure of its proprietary data and information. JT and Agouron shall be entitled to disclose the above-described information to consultants, outside contractors, clinical investigators and other third parties who are subject to confidentiality and use obligations equivalent to those applicable to the disclosing party hereunder, and to governmental or other regulatory and/or health authorities to the extent that such disclosure is reasonably necessary to obtain patents, to obtain authorization or to conduct clinical trials on the Compound or Products, to prepare the Dossier and/or otherwise to fulfill its obligations pursuant to this Agreement. The preceding obligations of confidentiality shall be waived as to information which the party claiming waiver can demonstrate, based on written records: (i) is in the public domain at the time of disclosure hereunder; (ii) comes into the public domain through no fault of the party claiming waiver; (iii) was known to the party claiming waiver prior to its disclosure under this Agreement, unless such information was obtained from the other party on a confidential basis; (iv) is disclosed on a non-confidential basis to the party claiming waiver by a third party having a lawful right to make such disclosure on a non-confidential basis; (v) is published with the prior mutual agreement of the parties, after having given consideration to appropriate commercial and competitive factors; (vi) comes into the public domain through governmental publication of a patent application; or (vii) is required to be disclosed to file a patent application or to comply with applicable laws and regulations.

     The obligations under this Section 3.05 shall survive to the later of (i) *
          after the end of the Development Program or (ii) the termination or expiration date of the last to expire of any license(s) granted pursuant to this Agreement, to the extent the Development Program Technology, Agouron Technology or JT Technology is applicable to the practice of grants under such license(s) or (iii) the expiration date of the last to expire of any patent(s) within the Patent Rights on a Product.

     Section 3.06 Publication. Agouron and JT each acknowledge the other party's interest in publishing certain of its results of the Development Program to obtain recognition within the scientific community and to advance the state of scientific knowledge. Both parties also recognize their mutual interests in obtaining valid patent protection for the Compound, intermediates thereof and Products. Consequently, either party, its employees or consultants wishing to make a publication shall provide the other party the opportunity to review the proposed manuscript at least thirty
(30) days prior to the date of the intended submission for publication and, upon either party's written request, shall delay submission for a period (not greater than forty-five (45) days from the date of such written request) sufficient to provide for the filing of appropriate patent application(s) for any patentable subject matter disclosed in such publication.

                              ARTICLE IV
                  Management Structure of Collaboration

     Section 4.01     Management Committees.

          (a) The collaborative development and commercialization effort for the *
                                        shall be coordinated and
overseen by a *





shall meet as necessary.  The meeting *
                              The host party shall promptly distribute
meeting minutes to the other party.  Each party shall *


          (b)     *


               (i)     *



               (ii)     *



*                                         Both parties shall appoint *
                         authorized representatives *
                                                           and shall notify
the other party as to the name of the individuals so appointed. Each party may replace its representatives at any time upon written notice to the other party.

          (c)     *

     Section 4.02 Development and Registration. JT and Agouron acknowledge their mutual intention generally to take a collaborative commercially reasonable approach to the timely development of the Compound and Products arising out of the Development Program, to the extent possible. The parties further acknowledge their mutual willingness to discuss ad hoc agreements to establish appropriate mechanisms for such collaborative development. Recognizing the importance of timely initiation of development activities, however, JT and Agouron agree to the following basic approach to development.

          (a)     *                                   will be formed *
                                       shall be responsible for the *




          (b)     *                                shall meet in regular
intervals, at least *                 and shall, if necessary *
                     shall have the authority to make *
                           regarding: *



shall have the authority to *




                                             or at other sites as
agreed to by the parties.   The host party shall promptly distribute meeting
minutes to the other party.  *


          (c)     *






                                 Before the commencement of the *
                                       shall agree upon the *

            and other such activities to be conducted in *
                                                      shall review
and discuss any *
                                      The parties acknowledge that
while the *
are designed to *                                                    that
it will be necessary to *



                                                           To the
extent possible, the *

Specific information which is required to *

                                             Each party shall be
entitled to *
                       If the parties agree, an *




          (d)     *                                         will have full
responsibility *                                      agrees to conduct in
good faith all activities necessary  to *



            All aspects of *

          will be determined by *
During this period, *
                                                  will have the
opportunity to provide its *




          (e)     Notwithstanding the preceding, after *        is completed,
implementation of *



                                         responsibility to take such
actions as they deem necessary  to *
including without limitation, *
                     In the *
               the parties will *

                                                           To the extent
possible,*


          (f) JT and Agouron shall use reasonable diligence in the development and Registration of a Product pursuant to the Development Program. Reasonable diligence shall mean the comparable standard of effort used by JT and Agouron, respectively, in the development and Registration of their own major products.

          (g) JT and Agouron shall each use qualified persons in the development activities of the Development Program. Agouron and JT may also engage consultants, collaborators, clinical investigators and other research institutions, as may be necessary or desirable, to assist them in carrying out their responsibilities under the Development Program.

          (h)     JT and Agouron, *                                     shall
keep each other informed of the progress of the work being performed by them
pursuant to the *                         This shall include progress reports
as required by the *

                                                           Agouron
and JT shall provide each other with such access to each other's *

          (i) All work in connection with the development of the Compound or Products, to the extent required by applicable laws or regulations, shall be conducted in accordance with Good Laboratory Practices, Good Manufacturing Practices and Good Clinical Practices.

          (j) Each party agrees to use diligent efforts in conducting its development activities and in responding in a timely manner, but not more
than *                           to requests from the other party for
preclinical and clinical results and other information concerning the Development Program to enable the other party to comply with regulatory requirements for the Development Program.

          (k)     *                                              for making
application to the World Health Organization International Non-proprietary Name Committee and the U.S. Adopted Names Council to secure a generic name for the Compound.

          (l)     *


     Section 4.03     Marketing.

          (a)     *



          (b) It is the intent of the parties that a single Trademark shall be identified and developed for use on and in connection with *

wherever possible throughout the *

          (c)     *                                  shall be responsible for
drafting a *

which shall, among other things, establish a *
                                      shall also be responsible for *










          (d)     *                           shall meet in regular
intervals, *
                 to discuss issues related to the *
and shall, if necessary, *
                                                        The host
party shall promptly distribute meeting minutes to the other party. Each party shall *

          (e)     *                       in each country shall be
responsible for establishing *



          (f)     Unless prohibited by  law or  regulation,  the *



          (g) The Marketing Company shall have the right and responsibility with respect to responding to inquiries and adverse drug reactions relating to the Product. It is understood that the Marketing Company is ultimately responsible for the professional services and health authority communications relating to the Product. Agouron and JT agree that they shall refer any severe, serious, alarming or unexpected complaints which they receive, whether or not determined to be attributable to the Product, to the other party within twenty-four (24) hours by telephone, and in writing within three (3) business days of receipt of complaint. All other complaints shall be forwarded to the other party within thirty (30) calendar days of receipt of complaint. Both Agouron and JT shall respond to routine medical questions or inquiries directed to them. Within a reasonable time from the effective date of this Agreement, the parties shall provide each other with all reasonably necessary information which would enable them to respond properly and promptly to any such questions or inquiries. The parties shall use their best efforts to keep such information current. The parties shall confer with respect to responses to anticipated inquiries and questions.

     Section 4.04     Supply of Compound and Product.

          (a) It is anticipated that timely development of the Compound and/or a Product will require the manufacture of *


                         As part of the *

                                        will also continue *
                     shall be responsible for *
                                      after the beginning of *

            shall be treated as *

To the extent possible, *     will make available its *



                         The parties agree to *


provided  however,  that  if  the *





          (b)     All Product is to be manufactured in accordance with the
specifications to be     *

          (c)     Each party will grant the other party *

            and will take all such other steps as may be reasonably requested by *

                                         in compliance with the *





          (d) In the event any Product delivered hereunder must be recalled because of action by the relevant health authority, the parties shall cooperate fully with each other in conducting such recall to the full extent necessary to ensure that the recall is effective.

                                  ARTICLE V
                  Payments, Development Costs; Premarketing
                        Expenses and Profit Sharing

     All of the accounting terms used in this Article V, if identified by the use of capitalization of the first letter of each word, shall have the meaning expressed in Attachment 4, to be developed during the term of this Agreement and attached hereto, which shall also contain details of the calculation, accounting and splitting of the Profits.

     Section 5.01     Payments.

          (a) * On October 3, 1994, JT paid Agouron the non-refundable sum of Two Million Five Hundred Thousand U.S. Dollars (U.S. $2,500,000.00) *


          (b)     *



          (c)     *


                  (i)     *



                  (ii)     *



As described below, *


          (d)     *



          (e)     *

          (f)     *



     Section 5.02     Development Costs.

          (a)     The  parties  shall *

               incurred in the implementation of the *






The parties must *

                   The budget decision in a *
                                                  If the parties are
unable to agree *



          (b)     *
                                                          If a
party *
                              of such *                    shall be *
                                    if any, from *
Notwithstanding the preceding *                       shall not be *

                        The above *              shall not be a *


          (c)     Development Costs shall be the *

          The calculation of Development Costs shall take into consideration the following:

                  (i)     *                        shall include, but not be
           limited to, *



                  (ii)     *

           Such costs shall include, but not be limited to, *




                          To the extent that these *
                          the associated costs shall be *


                  (iii)     *                          shall be allocated to
            *
            Such costs shall include, but not be limited to, *

A report of Development Costs shall be prepared showing Development Costs *
             consistent with accounting classifications and methods agreed upon by the parties. The accounting report shall be *
          The calculation of Development Costs shall not include *


          (d)     The parties will establish a process for *
Each party shall *                           Development Costs (including
*

                                       for which it has received a
proper estimate *
taking into account the *

          (e) Each party shall maintain books of account and adequate records of *













          (f)     Additional details relating to *
such Development Costs *
                expressed as *



     Section 5.03     Premarketing Expenses.  *



     Section 5.04 Profit. In partial consideration for the rights granted each of the parties in this Agreement, the parties agree as follows:


          (a)   The parties shall *




                                                                 expenses are
to be determined in accordance with the *

          (b)     Except as the parties otherwise agree, the parties shall *


                                                 pursuant to the terms of *
                                         expenses are to be determined in
accordance with the *

          (c)     *



     Section 5.05     General Licensing Terms.

          (a) A party owing a payment to the other party shall be entitled to *




                                         JT and Agouron shall advise
each other and provide copies of tax receipts for all taxes on profits, whether or not deductible from payments of profits. *


          (b)     With respect to *                                  shall
refer to the sales price of *


          (c)     *                                               shall be
made on *
                          from the *                                 by a
party, its Affiliate or sublicensee or the *









          (d)     *



          (e)     It is the intent of the parties that sales of a Product
made in each country of the  *          shall be recorded on the books and
ledgers of the *




          (f) The parties agree in the future to use their reasonable efforts to negotiate any additional licensing terms for the Compound and/or Product which may be necessary to clarify the rights and obligations of the parties.

                              ARTICLE VI
                           Research Program

     Section 6.01     Scope and Conduct of Research Program.  Commencing
within a          *                      after the beginning of *
     the parties will *





Efforts will be made to *
                                    Subject to the parties' mutual
agreement *                    the terms and conditions under which *



                              ARTICLE VII
                          Term and Termination

     Section 7.01 Termination for Breach. Either party may, at its option, terminate this Agreement for cause in the event the other party shall commit a material breach of this Agreement and shall fail to cure such breach
during the *                                             period (*
period in the case of any payment default) following receipt of a written notice of such breach from the non-breaching party. After the end of the applicable cure period, the party who has the right of termination may exercise its termination option by giving the breaching party written notice of at least fifteen (15) days of its election to terminate. Any termination of this Agreement shall not release the breaching party from any obligations incurred hereunder.

     Section 7.02 Termination by Mutual Agreement. The parties may at any time terminate this Agreement, in part or in its entirety, by mutual written agreement.

     Section 7.03 Termination Upon Bankruptcy. In the event that a party is subject to any proceeding under the bankruptcy laws or to the appointment of a receiver, trustee or liquidator of its business or substantially all of its assets, and such proceeding, if involuntary, is not dismissed or discharged within * after such proceeding is instituted or upon the liquidation, dissolution, or winding up of its business, then this Agreement, at the election of the other party, shall be terminated in its entirety for cause upon a notice of at least fifteen (15) days in writing to that party from the party who is not bankrupt or insolvent.

     Section 7.04 Disposition of Inventory. In the event of the cancellation or termination of any license rights with respect to a Product prior to the expiration of this Agreement, inventory of such Product may be sold for up to six (6) months after date of termination, provided required payments, if any, are paid thereon.

     Section 7.05 Effect of Termination. The termination of this Agreement shall, to the extent not otherwise expressly provided herein, not affect the rights and obligations of the parties under this Agreement with respect to (i) the parties' obligations of confidentiality and (ii) the rights or obligations of the parties otherwise expressly stated in the Agreement to survive the termination of this Agreement. Upon any termination of this Agreement in its entirety because of a breach of the other party, neither party waives any rights to any remedies it may have arising out of the termination. In the event of any breach by a party with respect to obligations which continue after a termination in its entirety of this Agreement, the non-breaching party shall have all remedies available to it as if the Agreement were still in effect on the date of such breach.

                               ARTICLE VIII
            Warranties, Covenants; Indemnities; Dispute Resolution;
                    Governmental Approvals; Export Controls

     Section 8.01     Warranties, Covenants.

          (a) Each party represents and warrants to the other party that it has the legal power, authority and right to enter into this Agreement and to perform all of its respective obligations set forth herein, including the attachments hereto.

          (b) Agouron represents and warrants that as of the date of the execution of this Agreement the results of the initial in vitro and toxicology testing and human clinical study results on AG1343 have been accurately and correctly disclosed to JT and that, to Agouron's best knowledge, there is no data or information existing which contradicts, conflicts or otherwise indicates doubt as to the accuracy or correctness of such testing and results.

          (c) Agouron represents and warrants that as of the date of the execution of this Agreement to the best of its knowledge (including any information from its outside patent counsel), it is not aware of (i) any claims by third parties that the practice of the Agouron Patent Rights would infringe such third parties patent rights or (ii) any publication which would render the Agouron Patent Rights unpatentable.

          (d) Each party represents and warrants that, as of the date of the execution of this Agreement, it is not a party to any agreement, arrangement or understanding with any third party, including agreements with Eli Lilly and Company, which in any way prevents such party from fulfilling any of its material obligations under the terms of this Agreement, including the attachments hereto.

          (e) Each party covenants that it will not commit any act or fail to take any action which in any significant way would be in conflict with its material obligations under this Agreement and the attachments hereto.

          (f) Each party promises to comply in all material respects with the terms of the licenses granted to it under this Agreement and with all federal, state and local laws, rules and regulations applicable to the development, manufacture, distribution, import and export, and sale of pharmaceutical products pursuant to this Agreement.

          (g) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH OF THE PARTIES MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE PATENT RIGHTS, INCLUDING THE COMPOUND. THE PARTIES UNDERSTAND AND AGREE THAT DEVELOPMENT AND COMMERCIALIZATION OF THE COMPOUND AND/OR PRODUCT(S) WILL INVOLVE APPROVAL BY REGULATORY AUTHORITIES AND THAT NO PARTY IS GUARANTEEING THE SAFETY OR EFFICACY OF THE COMPOUND AND/OR PRODUCT(S).

     Section 8.02     Indemnities; Insurance.

          (a) JT will indemnify and hold harmless Agouron and its Affiliates, employees, officers, directors, shareholders and agents (an "Agouron Indemnified Party") from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) which the Agouron Indemnified Party may incur, suffer or be required to pay, resulting from or arising in connection with any product liability or other claims arising from the use by any person of any Product, to the extent such product liability or other claim results from the negligent, reckless or intentional misconduct of JT, its Affiliates or sublicensees, or their respective employees and agents, or on account of JT's failure to fulfill any obligation or undertaking under this Agreement.

          (b) Agouron will indemnify and hold harmless JT and its Affiliates, employees, officers, directors, shareholders and agents (a "JT Indemnified Party") from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) which the JT Indemnified Party may incur, suffer or be required to pay, resulting from or arising in connection with any product liability or other claims arising from the use by any person of any Product, to the extent such product liability or other claim results from the negligent, reckless or intentional misconduct of Agouron, its Affiliates or sublicensees or their respective employees and agents, or on account of Agouron's failure to fulfill any obligation or undertaking under this Agreement.

          (c) To the extent that a product liability or other claim results from the negligent, reckless or intentional misconduct of both of the parties, their Affiliates, sublicensees, or their respective employees and agents, the parties agree to share in an equitable manner such liabilities, losses, damages, costs, or expenses in proportion to the relative fault of each of the parties, their Affiliates, sublicensees, or their respective employees and agents.

          (d) Unless the parties agree otherwise, all other liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) under this Section 8.02 relating to or involving the
Product:  (i) in the *                                                  shall
be borne by the Joint Venture; and (ii) in the *

the Marketing Company, except as provided by the terms of Sections 8.02(a),
(b) and (c), shall be responsible for such liabilities, losses, damages, costs, or expenses and shall indemnify the non-Marketing Company from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable investigative and attorneys' fees) which the non-Marketing Company may incur, suffer or be required to pay, resulting from or arising in connection with any product liability or other claims arising from the use by any person of any Product. Any payments made by the Marketing

Company pursuant to the terms of this Section 8.02(d) shall be a deductible expense when calculating Profits.

          (e) The aforesaid obligations of the indemnifying party shall be subject to the indemnified party fulfilling the following obligations:

                  (i) the indemnified party shall fully cooperate with the indemnifying party in the defense of any claims, actions, etc., which defense shall be controlled by the indemnifying party;

                  (ii) the indemnified party shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying party, which consent such party shall not be required to give; and

                  (iii) promptly after receipt by the indemnified party of notice of the commencement of any litigation or threat thereof which relates to or involves the Product, such party shall notify the indemnifying party.

          (f) The parties and the Joint Venture agree to maintain appropriate amounts of product liability insurance coverage.

     Section 8.03     Dispute Resolution.  In the event of any controversy
or claim arising out of or relating to any provision of this Agreement, the parties shall try to settle their differences amicably between themselves. Any unresolved disputes arising between the parties relating to, arising out of, or in any way connected with this Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of this Agreement, except as otherwise provided in this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. If JT is the party initiating the arbitration, the arbitration shall be held in San Diego, California, according to the rules of the American Arbitration Association
("AAA").   If Agouron is the party initiating the arbitration, the
arbitration shall be held in Tokyo, Japan, according to the rules of the Japan Commercial Arbitration Association ("JCAA"). The arbitration shall be
conducted by a single arbitrator mutually chosen by the parties.   If the
parties can not agree upon a single arbitrator within fifteen (15) days after the institution of the arbitration proceeding, then the arbitration will be conducted by a panel of three arbitrators appointed in accordance with applicable AAA or JCAA rules; provided, however, that each party shall, within thirty (30) days after the institution of the arbitration proceedings, appoint one arbitrator with the third arbitrator being chosen by the other two arbitrators. If only one party appoints an arbitrator, then such arbitrator shall be entitled to act as the sole arbitrator to resolve the controversy. Any arbitration hereunder shall be conducted in the English language to the maximum extent possible. All arbitrator(s) eligible to conduct the arbitration must agree to render their opinion(s) within thirty
(30) days of the final arbitration hearing. The arbitrator(s) shall have the authority to grant injunctive relief and specific performance and to allocate between the parties the costs of arbitration in such equitable manner as he determines; provided, however, that each party shall bear its own costs and attorneys and witness' fees. Notwithstanding the terms of this Section 8.03 a party shall also have the right to obtain prior to the arbitrator(s) rendering the arbitration decision, provisional remedies including injunctive relief or specific performance from a court having jurisdiction thereof. The arbitrator(s) will, upon the request of either party, issue a written opinion of the findings of fact and conclusions of law and shall deliver a copy to each of the parties. Decisions of the arbitrator(s) shall be final and binding on all of the parties. Judgment on the award so rendered may be entered in any court having jurisdiction thereof.

     Section 8.04 Government Approvals. JT and Agouron will obtain any government approval(s) required to enable this Agreement to become effective, or to enable any payment hereunder to be made, or any other obligation hereunder to be observed or performed. Each party will keep the other informed of progress in obtaining any such government approval and will cooperate with the other party in any such efforts.

     Section 8.05 Export Controls. The parties agree to abide by the United States laws and regulations governing exports and re-exports of the
*


or any other technology or software developed or disclosed as a result of this Agreement. The parties acknowledge that any performance under this Agreement is subject to any restrictions which may be imposed by the United States laws and regulations governing exports and re-exports. Each party agrees to provide the other party with any assistance, including written assurances, which may be required by a competent governmental authority and by applicable laws and regulations as a precondition for any disclosure of technology or software by the other party under the terms of this Agreement. The obligations of this Section 8.05 shall survive termination or expiration of this Agreement.

                                 ARTICLE IX
                          Disclosure of Agreement

     Section 9.01 Disclosure of Agreement. Except as agreed to by the parties, neither Agouron nor JT shall release any information to any third party with respect to any of the terms of this Agreement without the prior written consent of the other, which consent shall not unreasonably be withheld. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials and discussions with the media. If a party determines that it is required by law to release information to any third party regarding the terms of this Agreement, it shall notify the other party of this fact prior to releasing the information. The notice to the other party shall include the text of the information proposed for release. The other party shall have the right to confer with the notifying party regarding the necessity for the disclosure and the text of the information proposed for release. Notwithstanding the preceding, JT and Agouron shall have the right to disclose the terms of this Agreement to persons it proposes to enter into business relationships with, if such persons are subject to confidentiality and use obligations equivalent to those applicable to the disclosing party hereunder.

                                  ARTICLE X
                             General Provisions

     Section 10.01 No Implied Licenses. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force and effect. No license rights shall be created by implication or estoppel.

     Section 10.02 No Waiver. Any failure by either party to enforce any right which it may have hereunder in any instance shall not be deemed to waive any right which it or the other party may have in any other instance with respect to any provision of this Agreement, including the provision which such party has failed to enforce.

     Section 10.03 Severability; Ambiguities. In the event that any provision of this Agreement is judicially determined to be unenforceable, in part or whole, the remaining provisions or portions thereof of this Agreement shall be valid and binding to the fullest extent possible, and the parties shall endeavor to negotiate additional terms, as feasible, in a timely manner so as to fully effectuate the original intent of the parties, to the extent possible. Ambiguities, if any, in this Agreement shall not be construed against any party, irrespective of which party may be deemed to have authored the ambiguous provision.

     Section 10.04 Government Acts. In the event that any act, regulation, directive, or law of a government within any country in the Territory, including its departments, agencies or courts, should make impossible or prohibit, restrain, modify or limit any material act or obligation of Agouron or JT under this Agreement, the party, if any, not so affected shall have the right, at its option, to suspend or terminate this Agreement as to such country in the Territory or to make such modifications therein as may be necessary.

     Section 10.05 Notification of Authorities. After execution of this Agreement, to the extent required by law, Agouron, after consultation with JT, shall notify the appropriate United States and European authorities about the terms of this Agreement and JT, after consultation with Agouron, shall notify the appropriate Japanese authorities about the terms of this Agreement. The parties shall keep each other fully advised of the status and progress of the notification procedures.

     Section 10.06 No Agency. Agouron and JT shall have the status of independent contractors under this Agreement and nothing in this Agreement shall be construed as an authorization of either party to act as an agent of the other.

     Section 10.07 Captions; Number; Official Language. The captions of the Articles and Sections of this Agreement are for general information and reference only and this Agreement shall not be construed by reference to such captions. Where applicable in this Agreement, the singular includes the plural and vice versa. English shall be the official language of this Agreement and any license agreement provided for hereunder and all communications between the parties hereto shall be conducted in that language.

     Section 10.08 Force Majeure. Neither party shall be responsible to the other party for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by any at of God, earthquake, fire, casualty, flood, war, any act, exercise, assertion or requirement of governmental authority, epidemic, riot, insurrection, or other cause beyond the reasonable control of the affected party, if the affected party shall have used its best efforts to avoid such occurrence. If either party believes that the performance of any of its obligations under this Agreement will be delayed as a result of any of the reasons stated in this
Section 10.08, such party shall promptly notify the other party of such delay and the cause therefor and shall provide such other party with its estimate of when the performance of its obligations will recommence.

     Section 10.09 Amendment. This Agreement, including the attachments, exhibits, schedules and appendices, constitutes the full agreement of the parties with respect to the subject matter of this Agreement, and incorporates any prior discussions between them with respect to such subject matter. This Agreement, including the attachments hereto, shall not be amended, supplemented or otherwise modified except by an instrument in writing signed by a duly authorized officer of both parties.

     Section 10.10 Applicable Law. This Agreement shall be construed, and the rights of the parties shall be determined, in accordance with the laws of the State of California, and the United States without regard to its conflict of law provisions.

     Section 10.11 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given in person, delivered by recognized overnight delivery service, sent by mail (certified or registered or air mail for addresses outside of the continental U.S.) or by telefax (or other similar means of electronic communication), whose receipt is confirmed by confirming telefax, and addressed, in the case of Agouron, to the President and, in the case of JT, to the President at the addresses shown at the beginning of this Agreement, or such other person and/or address as may have been furnished in writing to the notifying party in accordance with the provisions of this Section 10.11. Except as otherwise provided herein, any notice shall be deemed delivered upon the earlier of
(i) actual receipt, (ii) two (2) business days after delivery to such overnight express service, (iii) five (5) business days after deposited in the mail, or (iv) the date of receipt of the confirming telefax.

     Section 10.12 Succession. This Agreement shall be binding upon all successors in interest, assigns, trustees and other legal representatives of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate originals, by their respective officers thereunto duly authorized, the day and year hereinabove written.

AGOURON PHARMACEUTICALS, INC.            JAPAN TOBACCO INC.

By:    /S/ Gary E. Friedman              By:     /S/ Masmichi Nishimoto
       Gary E. Friedman, Esq.                    Masamichi Nishimoto

Title: Vice President & General Counsel  Title:  Executive Director

Attest:                                  Attest:

The following pages have been deleted from this document for confidentiality purposes.

     SCHEDULE 1      (1 page deleted listing various countries)

     SCHEDULE 2      (1 page deleted listing various countries)

     SCHEDULE 3      (1 page deleted listing various countries)

     SCHEDULE 4      (1 page deleted listing patent rights)

     EXHIBIT 1       (1 page listing schedule)

     EXHIBIT 2A      (2 pages deleted listing budget)

     EXHIBIT 2B      (2 pages deleted listing budget)

     EXHIBIT 3       (5 pages deleted describing schedule of events)

     ATTACHMENT 1    (1 page deleted which will describe the terms
                     of the joint venture)

     ATTACHMENT 2    (1 page deleted which will describe the terms
                     of the trademark license)

     ATTACHMENT 3    (1 page deleted which will describe the terms
                     of the product manufacturing specifications)

     ATTACHMENT 4    (1 page deleted which will describe the
                     accounting terms and definitions)

     ATTACHMENT 5    (1 page deleted which will describe the
                     development costs and reimbursement
                     procedures)

     ATTACHMENT 6    (1 page deleted which will describe the
                     premarketing expenses and reimbursement
                     procedures)

     ATTACHMENT 7    (1 page deleted which will describe the
                     research program terms and conditions)